SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

October 16, 2007
Date of report (Date of earliest event reported)

Petroleum Development Corporation
Exact Name of Registrant as Specified in Charter

Nevada	0-7246	95-2636730
State or Other Jurisdiction of Incorporation	Commission File Number	IRS Employer Identification Number

120 Genesis Boulevard, Bridgeport, WV  26330
Address of Principal Executive Offices

304-842-3597
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

No Change
Former Name or Former Address, if Changed Since Last Report

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As of October 16, 2007, Petroleum Development Corporation (the "Company") entered into a Second Amendment ("Amendment") to its Credit Facility with JPMorgan Chase Bank, N.A. and BNP Paribas, dated as of November 4, 2005, and previously amended by the First Amendment dated August 9, 2007 ("the Credit Facility").

The Amendment:
(1)	increases the aggregate commitment from $200 million to $275 million with a maximum possible facility amount of $400 million if the bank commitment is further increased in the future,
(2)	includes three additional lenders: Guaranty Bank, FSB, Bank of Oklahoma and Morgan Stanley Bank,
(3)	modifies the waiver of the Company's non-compliance with the working capital covenant to extend the latest waiver date to October 1, 2008, and
(4)	modifies the required security to require aggregated security to a value no less than 80% of the value of the direct interests included in the borrowing base properties.

The above descriptions are qualified entirely by reference the copy of the Amendment to the Credit Facility, which is attached as Exhibit 10.1 and incorporated by reference herein.

EXHIBIT INDEX

Item 9.01.  Financial Statements and Exhibits.

Exhibits.

Exhibit No.	Description
10.1
Second Amendment to Amended and Restated Credit Agreement, dated as of October 16, 2007, by and among the Company, certain of its subsidiaries, JPMorgan Chase Bank, N.A., BNP Paribas, Wachovia Bank, N.A., Guaranty Bank, FSB, Bank of Oklahoma and Morgan Stanley Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROLEUM DEVELOPMENT CORPORATION

Date:	October 22, 2007

By:	/s/ Richard W. McCullough
Richard W. McCullough
Chief Financial Officer